UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2007

BEKEM METALS, INC.
(Exact name of registrant as specified in its charter)

Utah	000-50218	87-0669131
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

170 Tchaikovsky Street, 4th Floor,
Almaty, Kazakhstan		050000
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		+7 3272 582 386

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Officer and Director

On May 30, 2007 Mr. Marat Cherdabayev tendered his resignation from the board of directors and as President and Chief Executive Officer of Bekem Metals, Inc. (the “Company”) to be effective as of June 1, 2007. Mr. Cherdabayev’s resignation was not the result of any disagreement with the Company on any matter relating to our operations, policies or practices.

In accordance with Section 16-10a-810 of the Utah Revised Business Corporation Act and the Bylaws of the Company, on May 30, 2007, the board of directors accepted the resignation of Mr. Cherdabayev and appointed Mr. Yermek Kudabayev to fill, on an interim basis, the office of President and Chief Executive Officer effective as of June 1, 2007 and until a qualified replacement for Mr. Cherdabayev is nominated by the board of directors. Mr. Kudabayev is currently serving as the Company Chief Financial Officer and will continue to fill this position.

In connection with the foregoing actions, the board of directors decided to hold open the vacancy on the board of directors created by the resignation of Mr. Cherdabayev until a suitable candidate can be determined. There is no family relationship among the executive officers and directors of the Company.

Following is a brief description of the background and business experience of Mr. Kudabayev:

Mr. Kudabayev earned a Bachelors degree in Engineer-Economics from the Moscow Institute of Steel and Alloys in 1993. He earned an MBA degree from the Kazakhstan Institute of Management, Economics and Strategic Research in 1996. Mr. Kudabayev has been a member of the Association of Chartered Certified Accountants, an international accountancy body, since 2004. He was issued a Certified Accounting Practitioner Certificate from the International Counsel of Certified Accountants and Auditors in 2002. He has been a Kazakhstani Certified Accountant since 1998 and a Certified Kazakhstani Auditor since 2000. Prior to joining the Company, Mr. Kudabayev served as the Finance Director for Kazkhoil Aktobe LLP from 2003 to April 2006. As the Finance Director, Mr. Kudabayev was responsible for budgeting, planning, cash flow forecasting and management, strategic research accounting, taxation and reporting. From 2002 to 2003, Mr. Kudabayev served as the Director of the Astana, Kazakhstan office of Ernst & Young, where he was responsible for auditing and coordination of projects in the Astana, Karaganda and Pavlodar regions of Kazakhstan. From 1997 to 2002 Mr. Kudabayev worked for Arthur Andersen as a Senior Auditor and as a Manager. Mr. Kudabayev was appointed the Chief Financial Officer of Bekem Metals, Inc. in April 2006. He is not a director of any SEC reporting company. Mr. Kudabayev is 37 years old.

Item 9.01 Exhibit and Financial Statements

(d) Exhibits

17.01	Correspondence from resigning officer and director Marat Cherdabayev.
99.01	Press Release dated June 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEKEM METALS, INC.
Registrant

Dated: June 1, 2007	By:	/s/ Adam Cook
Adam Cook, Corporate Secretary

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